Exhibit 3.2



                              CERTIFICATE OF CORRECTION

                                          OF

                       CERTIFICATE OF THE POWERS, DESIGNATIONS,
                       PREFERENCES AND RELATIVE, PARTICIPATING,
                          OPTIONAL AND OTHER RIGHTS AND THE
                     QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS
                                        OF THE
                        CLASS C 7% CONVERTIBLE PREFERRED STOCK

                                          OF

                                    COMPUMED,INC.


          It is hereby certified that:


               1. The name of the corporation (hereinafter the "Corporation") is COMPUMED, INC.

               2.   The Certificate of the Powers, Designations,
                    Preferences and Relative, Participating, Optional and Other Rights and the Qualifications, Limitations and Restrictions of the Class C 7% Convertible Preferred Stock of the Corporation, which was filed by the Secretary of State of Delaware on December 11, 1997 (the "Certificate of
                    Designation"), is hereby corrected.

               3. The defect to be corrected in the Certificate of Designation is that it omitted a portion of the calculation of the conversion terms of the Series 2 Stock.

               4. The last subparagraph of paragraph (iv) of Part D of the Certificate of Designation shall read as follows:

                              "Series 2 Stock: The
                               --------------
                              Conversion Price for the
                              Series 2 Stock shall be
                              the lesser of: (a) the
                                  ------
                              product of (i) the
                              average closing bid
                              price, as reported on the
                              Nasdaq SmallCap Market
                              (or on such national
                              securities exchange or
                              automated trading system
                              on which the Common Stock
                              is then primarily
                              traded), of the
                              Corporation's Common
                              Stock for the ten (10)
                              consecutive trading days
                              immediately preceding the
                              Notice Date and (ii) .775
                              or (b) the average
                              --
                              closing bid price, as
                              reported on the Nasdaq
                              SmallCap Market (or on
                              such national securities
                              exchange or automated
                              trading system on which
                              the Common Stock is then
                              primarily traded), of the
                              Corporation's Common
                              Stock for the ten (10)
                              consecutive trading days
                              immediately preceding the
                              closing day for the
                              initial issuance of the
                              Series 2 Stock; provided
                              that with respect to any
                              Series 2 Stock issued
                              after December 31,
                              1997, the amount in sub-
                              clause (ii) above shall
                              be .80 (instead of
                              .775)".


          Dated:    December 23, 1997.


                                                /s/ James Linesch
                                                -------------------------
                                                 James Linesch, President